UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2010

MEDIA SCIENCES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on November 12, 2010 in connection with the sale of the Company's toner business and related change in its leadership team, Marc Applebaum resigned from the position of Chief Financial Officer of Media Sciences International, Inc. effective as of December 31, 2010, and Denise Hawkins, the Company’s Vice President, Controller and Secretary, was appointed to the position of Chief Financial Officer effective January 1, 2011.

Ms. Hawkins, age 41, joined the Company in July 2001 as the Controller, and has served as Vice President since February 12, 2003, as Secretary since July 1, 2004, and as the principal financial officer from 2003 to March 2006 and from May 2010 to July 2010.  Prior to her position at Media Sciences, Ms. Hawkins was the Controller for NFK Excavating and Construction, Inc. (2000-2001), Horizon Medical Group, PC (1998-2000) and VAC Service Corp. (1992-1998).   Ms. Hawkins also held the following positions:  Staff Accountant for Alex Goldfarb, CPA PC (1990 to 1992) and Accountant in the Accounting Services Department for the State University of New York - The College at New Paltz (1989 to 1990). In 1990, Ms. Hawkins graduated summa cum laude from the State University of New York-The College at New Paltz with a Bachelor of Science degree in Accountancy, and in 1998, she graduated from Marist College with a Masters in Business Administration in Finance.  Ms Hawkins is a member of the American Institute of CPAs, the New Jersey State Society of Certified Public Accountants, the Institute of Management Accountants and the Society for Human Resource Management, as well as a Certified Public Accountant and a Certified Management Accountant.  Ms. Hawkins also currently serves on the board of Helping Hands Christian Pre-School as Treasurer. Ms. Hawkins is not associated with another officer or a director of the Company by family relationships.

On November 12, 2010, the Company agreed to a one year employment arrangement with Ms. Hawkins, effective as of November 8, 2010.  Under the arrangement, she receives a base salary at the rate of $120,000 per year, and is eligible for a performance bonus under a criteria, correlated to free cash flow, to be determined by the Board’s Compensation Committee with a targeted mid-range bonus of $50,000.  She received a restricted stock grant, on November 22, 2010, of 50,000 shares of the Company’s common stock, subject to vesting in equal increments over a four year period,  Under the arrangement, she is also entitled to receive the following benefits:  a term life insurance policy for $1,000,000, subject to reasonable insurability, during the term of employment, for which she has the right to maintain at her own expense thereafter, health care benefits under our medical and dental insurance, and four weeks’ vacation.  In the event of a “change in control” within the meaning of Treasury Regulations Section 1.409A-3(i) (5), she will be entitled to a lump sum payment of $120,000 payable, subject to applicable law, within two weeks of the change of control and the immediate vesting of any unvested equity compensation.  If such change in control also results in the termination of employment, she will be entitled to the immediate vesting of any unvested equity compensation, to a lump sum payment of $120,000 payable, subject to applicable law, within two weeks of termination, continued life insurance for one year, for which she has the right to maintain at her own expense thereafter, and continued health insurance for one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: January 3, 2011	By: /s/ Denise Hawkins
Denise Hawkins
Chief Financial Officer